EXHIBIT 99.1

NRG Energy, Inc. Reports First Quarter Results, Concludes GreenCo Process, and Reaffirms 2016 Guidance

First Quarter 2016 Results and Financial Highlights

•                  $812 million of Adjusted EBITDA

•                  $249 million of Free Cash Flow (FCF) before growth investments

Operational and Strategic Update

•                  Announcing the conclusion of the GreenCo process:

•                  Restructuring and streamlining of residential solar business; and

•                  Agreed to sell majority interest in EVgo to Vision Ridge Partners

•                  NRG intends to offer the remaining 51.05% of CVSR it owns to NRG Yield in the second quarter

2016 Financial Guidance and Capital Allocation Update

•                  2016 Guidance reaffirmed and now includes the residential solar business and EVgo:

•                  Adjusted EBITDA of $3,000-$3,200 million

•                  Consolidated FCF before growth investments of $1,000-$1,200 million

•                  NRG-Level FCF before growth investments of $750-$950 million

•                  $229 million of NRG-Level corporate debt retired year-to-date

•                  $253 million raised to supplement NRG-Level capital through the non-recourse monetization of certain capacity revenues at the Midwest Generation facilities

PRINCETON, NJ; May 5, 2016 — NRG Energy, Inc. (NYSE: NRG) today reported Adjusted EBITDA of $812 million in its first quarter 2016 financial results. First quarter cash flow from operations totaled $554 million. Net income for first quarter 2016 was $47 million, or $0.24 per diluted common share compared to net loss of $136 million, or $0.37 per diluted common share for first quarter 2015.

“NRG’s strong financial and operational performance continued despite a weak weather and commodity market environment, validating our integrated competitive power platform,” said Mauricio Gutierrez, NRG President and Chief Executive Officer. “Combining renewable and fossil generation with an industry-leading retail platform, along with our robust partnership with NRG Yield, provides strength and stability while allowing us to maintain upside to a market recovery. Today, we are also pleased to announce the conclusion of the GreenCo process with the agreement to sell a majority share of EVgo and the restructuring and simplification of the residential solar business.”

Segment Results

Table 1: Adjusted EBITDA

($ in millions)	Three Months Ended
Segment	3/31/16	3/31/15
Generation/Business (1)	$429	$535
Retail Mass	151	166
Renewables (2)	42	22
NRG Yield (2)	188	132
Corporate (3)	2	(15)
Adjusted EBITDA (4)	$812	$840

(1)         See Appendices A-6 and A-7 for Generation regional Reg G reconciliations.

(2)         In accordance with GAAP, 2015 results have been restated to include full impact of the assets in the NYLD drop down transaction which closed on November 3, 2015.

(3)         2016 includes residential solar, which was excluded from Adjusted EBITDA throughout 2015 (first quarter 2015 negative contribution of $40 million).

(4)         See Appendices A-1 through A-4 for NRG Energy, Inc. and Operating Segment Reg G reconciliations.

Table 2: Net Income/(Loss)

($ in millions)	Three Months Ended
Segment	3/31/16	3/31/15
Generation/Business	$159	$29
Retail Mass	146	104
Renewables (1)	(45)	(51)
NRG Yield (1)	2	(20)
Corporate (2)	(215)	(198)
Net Income/(Loss) (3)	$47	$(136)

(1)         In accordance with GAAP, 2015 results have been restated to include full impact of the assets in the NYLD drop down transaction which closed on November 3, 2015.

(2)         Includes residential solar.

(3)         Includes mark-to-market gains and losses of economic hedges.

Generation/Business (formerly NRG Business): First Quarter Adjusted EBITDA was $429 million; $106 million lower than first quarter 2015 primarily driven by:

•                  East Region: $179 million lower due to declining energy margins from milder weather, declines in gas prices and dark spreads, and lower capacity revenues due to deactivations, partially offset by increased contract margins attributable to new load contracts and lower supply costs;

•                  West Region: $63 million increase due primarily to sale of $47 million in emission credits and lower operating costs on timing of outages; and

•                  Gulf Coast Region: $7 million increase due primarily to higher South Central capacity revenues and lower supply costs to serve load contracts, and favorable operating costs driven by reduced outages across the region, partially offset by lower energy margins in Texas from the decline in power prices and milder weather.

Retail Mass (formerly NRG Home Retail):  First quarter Adjusted EBITDA was $151 million, $15 million lower than first quarter 2015 from milder weather, partially offset by lower supply costs and operating cost efficiencies.

Renewables (formerly NRG Renew): First quarter Adjusted EBITDA was $42 million, $20 million higher than first quarter 2015 due primarily to increased production at Ivanpah, higher generation from wind assets and new solar projects achieving commercial operations in late 2015.

NRG Yield:  First quarter Adjusted EBITDA was $188 million, $56 million higher than first quarter 2015 due to increased wind production and the acquisition of Desert Sunlight.

Liquidity and Capital Resources

Table 3: Corporate Liquidity

($ in millions)	3/31/16	12/31/15
Cash at NRG-Level	$589	$693
Revolver	1,337	1,373
NRG-Level Liquidity	$1,926	$2,066
Restricted cash	387	414
Cash at Non-Guarantor Subsidiaries	1,070	825
Total Liquidity	$3,383	$3,305

NRG-Level cash as of March 31, 2016 was $589 million, a decrease of $104 million from the end of 2015, and $1,337 million was available under the Company’s credit facilities at the end of the current quarter. Total liquidity was $3,383 million, including restricted cash and cash at non-guarantor subsidiaries (primarily GenOn and NRG Yield)(1).

NRG Strategic Developments

Residential Solar

NRG today announces the conclusion of the strategic review process for residential solar, integrating it into NRG and streamlining both its model and market. The operation will transition to an originate-and-monetize to third party model. As part of this change, NRG has entered into agreements with both Sunrun Inc. (Nasdaq: RUN) and Spruce Finance Inc., whereby both parties will be able to purchase NRG originated residential solar contracts and provide support over the life of the customer contract. Additionally, as NRG streamlines its go-to-market approach, residential solar will focus on three markets where it already has a well-established foothold — New Jersey, New York and Massachusetts — while maintaining a longer-term option to participate in NRG Retail’s core Texas market as economics for residential solar improve. NRG will incur one-time costs to achieve of approximately $20 million in 2016.

EVgo

NRG has agreed to sell a majority stake in its EVgo business to Vision Ridge Partners for total consideration of approximately $50 million, consisting of $19.5 million (subject to working capital adjustments) payable to NRG and the remainder contributed as capital to the business. NRG also has future earnout potential of up to $70 million based on future adjusted EBITDA targets. NRG will retain its obligations under the 2012 California Public Utilities Commission settlement. The sale of a majority interest will result in NRG reporting EVgo on an equity earnings basis.

Next Drop Down to NRG Yield

During the second quarter of 2016, NRG intends to offer the remaining 51.05% of the California Valley Solar Ranch (CVSR) facility, a 250 MW solar facility located in San Luis Obispo, CA, to NRG Yield. NRG Yield currently owns 48.95% of the CVSR facility.

(1)  See Appendix A-6 for First Quarter 2016 Sources and Uses of Liquidity detail.

2016 Guidance

NRG is reaffirming its guidance range for fiscal year 2016 with respect to both Adjusted EBITDA and FCF before growth investments, including the results of the residential solar business and EVgo.

Table 4: 2016 Adjusted EBITDA and FCF before Growth Investments Guidance

5/5/16
($ in millions)	2016
Adjusted EBITDA	$3,000 –3,200
Interest payments	(1,090)
Income tax	(40)
Working capital/other changes	75
Adjusted Cash flow from operations	$1,945 – 2,145
Maintenance capital expenditures, net	(435)-(465)
Environmental capital expenditures, net	(285)-(315)
Preferred dividends	(10)
Distributions to non-controlling interests	(195)-(205)
Free Cash Flow – before Growth Investments	$1,000 – 1,200

Capital Allocation Update

On April 7, 2016, Midwest Generation, LLC (MWG) entered into an agreement to sell certain quantities of unforced capacity revenues through the 2018/19 delivery year to a trading counterparty for net proceeds of $253 million. MWG will continue to operate the generation facilities and remains responsible for performance penalties and eligible for performance bonus payments, if any. NRG intends to allocate proceeds from this transaction toward additional NRG level delevering or redemption of the Company’s Convertible Preferred stock.

Year to date, through May 5, 2016 the Company utilized $214 million ($229 million par) of the $1.3 billion of 2016 NRG level capital allocated to debt repurchases.

On April 18, 2016, NRG declared a quarterly dividend on the Company’s common stock of $0.03 per share, payable May 16, 2016 to stockholders of record as of May 2, 2016 representing $0.12 on an annualized basis.

The Company’s common stock dividend, debt reduction and share repurchases are subject to available capital, market conditions and compliance with associated laws and regulations.

Earnings Conference Call

On May 5, 2016, NRG will host a conference call at 9:00 a.m. Eastern to discuss these results. Investors, the news media and others may access the live webcast of the conference call and accompanying presentation materials by logging on to NRG’s website at http://www.nrg.com and clicking on “Investors.” The webcast will be archived on the site for those unable to listen in real time.

About NRG

NRG is the leading integrated power company in the U.S., built on the strength of the nation’s largest and most diverse competitive electric generation portfolio and leading retail electricity platform. A Fortune 200 company, NRG creates value through best in class operations, reliable and efficient electric generation, and a retail platform serving residential and commercial businesses. Working with electricity customers, large and small, we continually innovate, embrace and implement sustainable solutions for producing and managing energy. We aim to be pioneers in developing smarter energy choices and delivering exceptional service as our retail electricity providers serve almost 3 million residential and commercial customers throughout the country. More information is available at www.nrg.com. Connect with NRG Energy on Facebook and follow us on Twitter @nrgenergy.

Safe Harbor Disclosure

In addition to historical information, the information presented in this communication includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act. These statements involve estimates, expectations, projections, goals, assumptions, known and unknown risks and uncertainties and can typically be identified by terminology such as “may,” “should,” “could,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “expect,” “intend,” “seek,” “plan,” “think,” “anticipate,” “estimate,” “predict,” “target,” “potential” or “continue,” or the negative of these terms or other comparable terminology. Such forward-looking statements include, but are not limited to, statements about the Company’s future revenues, income, indebtedness, capital structure, plans, expectations, objectives, projected financial performance and/or business results and other future events, and views of economic and market conditions.

Although NRG believes that its expectations are reasonable, it can give no assurance that these expectations will prove to be correct, and actual results may vary materially. Factors that could cause actual results to differ materially from those contemplated above include, among others, general economic conditions, hazards customary in the power industry, weather conditions, including wind and solar performance, competition in wholesale power markets, the volatility of energy and fuel prices, failure of customers to perform under contracts, changes in the wholesale power markets, changes in government regulation of markets and of environmental emissions, the condition of capital markets generally, our ability to access capital markets, unanticipated outages at our generation facilities, adverse results in current and future litigation, failure to identify or successfully implement acquisitions and repowerings, our ability to implement value enhancing improvements to plant operations and companywide processes, our ability to obtain federal loan guarantees, the inability to maintain or create successful partnering relationships with NRG Yield and other third parties, our ability to operate our businesses efficiently including NRG Yield, our ability to retain retail customers, our ability to realize value through our commercial operations strategy and the creation of NRG Yield, the ability to successfully integrate the businesses of acquired companies,  the ability to realize anticipated benefits of acquisitions (including expected cost savings and other synergies) and the ability to sell assets to NRG Yield, Inc. or the risk that anticipated benefits may take longer to realize than expected and our ability to pay dividends and initiate share or debt repurchases under our capital allocation plan, which may be made from time to time subject to market conditions and other factors, including as permitted by United States securities laws. Furthermore, any common stock dividend or debt repurchases are subject to available capital and market conditions.

NRG undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. The adjusted EBITDA and free cash flow guidance are estimates as of May 5, 2016. These estimates are based on assumptions the company believed to be reasonable as of that date. NRG disclaims any current intention to update such guidance, except as required by law. The foregoing review of factors that could cause NRG’s actual results to differ materially from those contemplated in the forward-looking statements included in this Earnings

Presentation should be considered in connection with information regarding risks and uncertainties that may affect NRG’s future results included in NRG’s filings with the Securities and Exchange Commission at www.sec.gov.

Contacts:

Media:	Investors:

Karen Cleeve	Kevin Cole, CFA
609.524.4608	609.524.4526

Marijke Shugrue	Lindsey Puchyr
609.524.5262	609.524.4527

NRG ENERGY, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three months ended March 31,
(In millions, except for per share amounts)	2016	2015
Operating Revenues
Total operating revenues	$3,229	$3,829
Operating Costs and Expenses
Cost of operations	2,189	3,063
Depreciation and amortization	313	395
Selling, general and administrative	255	265
Acquisition-related transaction and integration costs	2	10
Development activity expenses	26	34
Total operating costs and expenses	2,785	3,767
Gain on sale of assets and postretirement benefits curtailment	32	14
Operating Income	476	76
Other Income/(Expense)
Equity in losses of unconsolidated affiliates	(7)	(3)
Impairment loss on investment	(146)	—
Other income, net	18	19
Gain on debt extinguishment	11	—
Interest expense	(284)	(301)
Total other expense	(408)	(285)
Income/(Loss) Before Income Taxes	68	(209)
Income tax expense/(benefit)	21	(73)
Net Income/(Loss)	47	(136)
Less: Net loss attributable to noncontrolling interest and redeemable noncontrolling interests	(35)	(16)
Net Income/(Loss) Attributable to NRG Energy, Inc.	82	(120)
Dividends for preferred shares	5	5
Income/(Loss) Available for Common Stockholders	$77	$(125)

Earnings/(Loss) per Share Attributable to NRG Energy, Inc. Common Stockholders
Weighted average number of common shares outstanding — basic	315	336
Earnings/(Loss) per Weighted Average Common Share — Basic	$0.24	$(0.37)
Weighted average number of common shares outstanding — diluted	315	336
Earnings/(Loss) per Weighted Average Common Share — Diluted	$0.24	$(0.37)
Dividends Per Common Share	$0.15	$0.15

NRG ENERGY, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME/(LOSS)

(Unaudited)

	Three months ended March 31,
	2016	2015
	(In millions)
Net Income/(Loss)	$47	$(136)
Other Comprehensive Income/(Loss), net of tax
Unrealized loss on derivatives, net of income tax expense/(benefit) of $1 and ($6)	(32)	(12)
Foreign currency translation adjustments, net of income tax benefit of $0 and $(7)	6	(11)
Available-for-sale securities, net of income tax benefit of $0 and $(4)	3	(1)
Defined benefit plans, net of tax expense of $0 and $4	1	7
Other comprehensive loss	(22)	(17)
Comprehensive Income/(Loss)	25	(153)
Less: Comprehensive loss attributable to noncontrolling interest and redeemable noncontrolling interests	(52)	(29)
Comprehensive Income/(Loss) Attributable to NRG Energy, Inc.	77	(124)
Dividends for preferred shares	5	5
Comprehensive Income/(Loss) Available for Common Stockholders	$72	$(129)

NRG ENERGY, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions, except shares)	March 31, 2016	December 31, 2015
	(unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$1,659	$1,518
Funds deposited by counterparties	101	106
Restricted cash	387	414
Accounts receivable — trade, less allowance for doubtful accounts of $19 and $21	1,018	1,157
Inventory	1,161	1,252
Derivative instruments	2,113	1,915
Cash collateral paid in support of energy risk management activities	411	568
Renewable energy grant receivable, net	35	13
Current assets held-for-sale	—	6
Prepayments and other current assets	461	442
Total current assets	7,346	7,391
Property, plant and equipment, net of accumulated depreciation of $7,093 and $6,804	18,763	18,732
Other Assets
Equity investments in affiliates	898	1,045
Notes receivable, less current portion	40	53
Goodwill	999	999
Intangible assets, net of accumulated amortization of $1,592 and $1,525	2,256	2,310
Nuclear decommissioning trust fund	577	561
Derivative instruments	465	305
Deferred income taxes	185	167
Non-current assets held-for-sale	—	105
Other non-current assets	1,151	1,214
Total other assets	6,571	6,759
Total Assets	$32,680	$32,882
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Current portion of long-term debt and capital leases	$465	$481
Accounts payable	845	869
Derivative instruments	1,947	1,721
Cash collateral received in support of energy risk management activities	100	106
Current liabilities held-for-sale	—	2
Accrued expenses and other current liabilities	981	1,196
Total current liabilities	4,338	4,375
Other Liabilities
Long-term debt and capital leases	18,677	18,983
Nuclear decommissioning reserve	330	326
Nuclear decommissioning trust liability	294	283
Deferred income taxes	37	19
Derivative instruments	627	493
Out-of-market contracts, net of accumulated amortization of $687 and $664	1,122	1,146
Non-current liabilities held-for-sale	—	4
Other non-current liabilities	1,547	1,488
Total non-current liabilities	22,634	22,742
Total Liabilities	26,972	27,117
2.822% convertible perpetual preferred stock	304	302
Redeemable noncontrolling interest in subsidiaries	23	29
Commitments and Contingencies
Stockholders’ Equity
Common stock	4	4
Additional paid-in capital	8,299	8,296
Retained deficit	(2,977)	(3,007)
Less treasury stock, at cost — 102,450,781 and 102,749,908 shares, respectively	(2,406)	(2,413)
Accumulated other comprehensive loss	(195)	(173)
Noncontrolling interest	2,656	2,727
Total Stockholders’ Equity	5,381	5,434
Total Liabilities and Stockholders’ Equity	$32,680	$32,882

NRG ENERGY, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Three months ended March 31,
	2016	2015
	(In millions)
Cash Flows from Operating Activities
Net Income/(loss)	$47	$(136)
Adjustments to reconcile net income/(loss) to net cash provided by operating activities:
Distributions and equity in earnings of unconsolidated affiliates	17	32
Depreciation and amortization	313	395
Provision for bad debts	10	15
Amortization of nuclear fuel	13	13
Amortization of financing costs and debt discount/premiums	1	(4)
Adjustment for debt extinguishment	(11)	—
Amortization of intangibles and out-of-market contracts	26	19
Amortization of unearned equity compensation	8	11
Impairment losses	146	—
Changes in deferred income taxes and liability for uncertain tax benefits	(25)	(83)
Changes in nuclear decommissioning trust liability	9	(3)
Changes in derivative instruments	(50)	261
Proceeds from sale of emission allowances	47
Changes in collateral deposits supporting energy risk management activities	156	(213)
Gain on sale of assets and postretirement benefits curtailment	(32)	(14)
Cash used by changes in other working capital	(121)	(33)
Net Cash Provided by Operating Activities	554	260
Cash Flows from Investing Activities
Acquisitions of businesses, net of cash acquired	(6)	(1)
Capital expenditures	(279)	(252)
Increase in restricted cash, net	(12)	(11)
Decrease in restricted cash to support equity requirements for U.S. DOE funded projects	39	25
Decrease in notes receivable	1	5
Purchases of emission allowances	(12)	—
Proceeds from sale of emission allowances	7	—
Investments in nuclear decommissioning trust fund securities	(200)	(193)
Proceeds from the sale of nuclear decommissioning trust fund securities	191	196
Proceeds from renewable energy grants and state rebates	8	2
Proceeds from sale of assets, net of cash disposed of	120	—
Investments in unconsolidated affiliates	(4)	(44)
Other	4	3
Net Cash Used by Investing Activities	(143)	(270)
Cash Flows from Financing Activities
Payment of dividends to common and preferred stockholders	(48)	(51)
Payment for treasury stock	—	(79)
Net receipts from settlement of acquired derivatives that include financing elements	39	40
Proceeds from issuance of long-term debt	61	248
Distributions from, net of contributions to, noncontrolling interest in subsidiaries	10	(25)
Proceeds from issuance of common stock	—	1
Payments for short and long-term debt	(316)	(94)
Other - contingent consideration	(10)	—
Net Cash (Used)/Provided by Financing Activities	(264)	40
Effect of exchange rate changes on cash and cash equivalents	(6)	18
Net Increase in Cash and Cash Equivalents	141	48
Cash and Cash Equivalents at Beginning of Period	1,518	2,116
Cash and Cash Equivalents at End of Period	$1,659	$2,164

Appendix Table A-1: First Quarter 2016 Adjusted EBITDA Reconciliation for NRG Energy, Inc.

The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to net income

			Adjustments
($ in millions)	GAAP	Interest, tax, depreciation & amortization	Mark-to- market (gains)/losses	Deactivation Costs	Other adjustments to EBITDA	Adjusted EBITDA
Operating Revenues
Energy revenue	1,151	—	—	—	—	1,151
Capacity revenue	521	—	—	—	—	521
Retail revenue	1,370	—	—	—	—	1,370
Mark-to-market for economic hedging activities	26	—	(26)	—	—	—
Contract amortization	(15)	15	—	—	—	—
Other revenues	176	—	—	—	—	176
Total operating revenues	3,229	15	(26)	—	—	3,218
Operating Costs and Expenses
Cost of sales	1,505	—	—	1	—	1,506
Mark-to-market for economic hedging activities	(9)	—	9	—	—	—
Contract and emissions credit amortization	6	(6)	—	—		—
Operations and maintenance	583	—	—	(8)	(6)	569
Other cost of operations	104	—	—	—	(10)	94
Total cost of operations	2,189	(6)	9	(7)	(16)	2,169
Depreciation and amortization	313	(313)	—	—	—	—
Selling & marketing	100	—	—	—	—	100
General & administrative	155	—	—	—		155
Acquisition related transaction & integration costs	2	—	—	—	(2)	—
Development activity expenses	26	—	—	—	—	26
Total operating costs and expenses	2,785	(319)	9	(7)	(18)	2,450
Gain on sale of assets	32	—	—	—	(29)	3
Operating Income	476	334	(35)	7	(11)	771
Other Income/(Expenses)
Equity in losses of unconsolidated affiliates	(7)	—	—	—	33	26
Impairment loss on investment	(146)	—	—	—	146	—
Other income, net	18	(3)	—	—	—	15
Gain on debt extinguishment	11	(11)	—	—	—	—
Interest expense	(284)	284	—	—	—	—
Total other expenses	(408)	270	—	—	179	41
Net income before income taxes	68	604	(35)	7	168	812
Income tax expense	21	(21)	—	—	—	—
Net income	47	625	(35)	7	168	812

Appendix Table A-2: First Quarter 2015 Adjusted EBITDA Reconciliation for NRG Energy, Inc.

The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to net loss

			Adjustments
($ in millions)	GAAP	Interest, tax, depreciation & amortization	Mark-to- market (gains)/losses	Deactivation Costs	Residential Solar	Other adjustments to EBITDA	Adjusted EBITDA
Operating Revenues
Energy revenue	1,676	—	—	—	—	—	1,676
Capacity revenue	488	—	—	—	—	—	488
Retail revenue	1,663	—	—	—	(3)	—	1,660
Mark-to-market for economic hedging activities	(87)	—	87	—		—	—
Contract amortization	(8)	8	—	—		—	—
Other revenues	97	—	—	—	(2)	—	95
Total operating revenues	3,829	8	87	—	(5)	—	3,919
Operating Costs and Expenses
Cost of sales	2,134	—	—	—	(4)	—	2,130
Mark-to-market for economic hedging activities	191	—	(191)	—	—	—	—
Contract and emissions credit amortization	4	(4)	—	—	—	—	—
Operations and maintenance	615	—	—	(3)	(2)	12	622
Other cost of operations	119	—	—	—	—	(6)	113
Total cost of operations	3,063	(4)	(191)	(3)	(6)	6	2,865
Depreciation and amortization	395	(395)	—	—	—	—	—
Selling & marketing	108	—	—	—	(20)	—	88
General & administrative	157	—	—	—	(19)		138
Acquisition related transaction & integration costs	10	—	—	—	—	(10)	—
Development activity expenses	34	—	—	—	—	—	34
Total operating costs and expenses	3,767	(399)	(191)	(3)	(45)	(4)	3,125
Gain on postretirement benefits curtailment	14	—	—	—		—	14
Operating Income	76	407	278	3	40	4	808
Other Income/(Expenses)
Equity in losses of unconsolidated affiliates	(3)	—	—	—	—	19	16
Other income, net	19	(3)	—	—	—	—	16
Interest expense	(301)	301	—	—	—	—	—
Total other expenses	(285)	298	—	—	—	19	32
Net loss before income taxes	(209)	705	278	3	40	23	840
Income tax benefit	(73)	73	—	—	—	—	—
Net loss	(136)	632	278	3	40	23	840

Appendix Table A-3: First Quarter 2016 Adjusted EBITDA Reconciliation by Operating Segment

The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to net income/(loss)

($ in millions)	Retail Mass	Generation/ Business	Renewables	Yield	Corp	Total
Net income/(loss)	146	159	(45)	2	(215)	47
Plus:
Interest expense, net	—	10	33	68	170	281
Income tax	—	1	(6)	—	26	21
Gain on debt extinguishment	—	—	—	—	(11)	(11)
Depreciation, amortization and ARO expense	28	155	57	67	16	323
Amortization of contracts	1	(15)	—	23	(1)	8
EBITDA	175	310	39	160	(15)	669
Adjustment to reflect NRG share of adjusted EBITDA in unconsolidated affiliates	—	7	(3)	28	1	33
Integration & transaction costs	—	—	—	—	2	2
Reorganization costs	5	1	2	—	2	10
Deactivation costs	—	7	—	—	—	7
Gain on sale of business	—	(29)	—	—	—	(29)
Impairments	—	138	5	—	12	155
Market to market (MtM) gains on economic hedges	(29)	(5)	(1)	—	—	(35)

Adjusted EBITDA	151	429	42	188	2	812

Appendix Table A-4: First Quarter 2015 Adjusted EBITDA Reconciliation by Operating Segment

The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to net income/(loss)

($ in millions)	Retail Mass	Generation/ Business	Renewables	Yield	Corp	Total
Net income/(loss)	104	29	(51)	(20)	(198)	(136)
Plus:
Interest expense, net	—	18	28	73	179	298
Income tax	—	—	(6)	(4)	(63)	(73)
Depreciation amortization and ARO expense	30	240	52	67	12	401
Amortization of contracts	—	(12)	(1)	11	2	—
EBITDA	134	275	22	127	(68)	490
Adjustment to reflect NRG share of adjusted EBITDA in unconsolidated affiliates	—	4	—	12	3	19
Integration & transaction costs	—	—	—	—	10	10
Deactivation costs	—	3	—	—	—	3
Residential Solar EBITDA	—	—	—	—	40	40
MtM losses/(gains) on economic hedges	32	253	—	(7)	—	278

Adjusted EBITDA	166	535	22	132	(15)	840

Appendix Table A-5: 2016 and 2015 First Quarter Adjusted Cash Flow from Operations Reconciliations

The following table summarizes the calculation of adjusted cash flow operating activities providing a reconciliation to net cash provided by operating activities

($ in millions)	Three months ended March 31, 2016	Three months ended March 31, 2015
Net Cash Provided by Operating Activities	$554	$260
Reclassifying of net receipts (payments) for settlement of acquired derivatives that include financing elements	39	40
Merger, integration and cost-to-achieve expenses [1]	19	12
Return of capital from equity investments	5	—
Adjustment for change in collateral	(156)	213
Adjusted Cash Flow from Operating Activities	$461	$525
Maintenance CapEx, net [2]	(91)	(85)
Environmental CapEx, net	(77)	(49)
Preferred dividends	(2)	(2)
Distributions to non-controlling interests	(42)	(25)
Free Cash Flow — before Growth Investments	$249	$364

(1) Cost-to-achieve expenses associated with the $150MM savings announced on September 2015 call

(2) Excludes merger and integration CapEx of $0 million in Q1 2016 and $3 million in Q1 2015

Appendix Table A-6: First Quarter 2016 Regional Adjusted EBITDA Reconciliation for Generation/Business

The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to net income/ (loss)

($ in millions)	East	Gulf Coast	West	B2B	Carbon 360	Total
Net income/(loss)	246	18	32	5	(142)	159
Plus:
Interest expense, net	10	—	—	—	—	10
Income tax	—	—	—	1	—	1
Depreciation, amortization and ARO expense	57	78	16	4	—	155
Amortization of contracts	(17)	—	1	1	—	(15)
EBITDA	296	96	49	11	(142)	310
Adjustment to reflect NRG share of adjusted EBITDA in unconsolidated affiliates	—	—	3	—	4	7
Reorganization costs	—	1	—	—	—	1
Deactivation costs	7	—	—	—	—	7
Gain on sale of assets	(29)	—	—	—	—	(29)
Impairments	1	—	—	—	137	138
Market to market (MtM) (gains)/losses on economic hedges	(30)	26	3	(4)	—	(5)

Adjusted EBITDA	245	123	55	7	(1)	429

Appendix Table A-7: First Quarter 2015 Regional Adjusted EBITDA Reconciliation for Generation/Business

The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to net income/(loss)

($ in millions)	East	Gulf Coast	West	B2B	Carbon 360	Total
Net income/(loss)	88	35	(24)	(64)	(6)	29
Plus:
Interest expense, net	18	—	—	—	—	18
Depreciation amortization and ARO expense	77	145	16	2	—	240
Amortization of contracts	(14)	2	(1)	1	—	(12)
EBITDA	169	182	(9)	(61)	(6)	275
Adjustment to reflect NRG share of adjusted EBITDA in unconsolidated affiliates	—	(1)	1	1	3	4
Deactivation costs	2	—	1	—	—	3
MtM losses/(gains) on economic hedges	253	(65)	(1)	66	—	253

Adjusted EBITDA	424	116	(8)	6	(3)	535

Appendix Table A-8: First Quarter 2016 Sources and Uses of Liquidity

The following table summarizes the sources and uses of liquidity in the first quarter of 2016.

($ in millions)	Three months ended March 31, 2016
Sources:
Adjusted cash flow from operations	$461
Collateral	156
Asset sales	120
Tax equity proceeds	11
Proceeds from NRG Yield revolver, net of payments	10

Uses:
Debt repayments, discretionary (NRG-level)	190
Maintenance and environmental capex, net	168
Debt repayments, non-discretionary	87
Growth investments and acquisitions, net	62
Common and preferred stock dividends	48
Distributions to non-controlling entities	42
Decrease in credit facility	36
Other investing and financing	28
Merger, integration and cost-to-achieve expenses [1]	19

Change in Total Liquidity	$78

(1) Cost-to-achieve expenses associated with the $150MM savings announced on September 2015 call

EBITDA and Adjusted EBITDA are non-GAAP financial measures. These measurements are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance. The presentation of Adjusted EBITDA should not be construed as an inference that NRG’s future results will be unaffected by unusual or non-recurring items.

EBITDA represents net income before interest (including loss on debt extinguishment), taxes, depreciation and amortization. EBITDA is presented because NRG considers it an important supplemental measure of its performance and believes debt-holders frequently use EBITDA to analyze operating performance and debt service capacity. EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our operating results as reported under GAAP. Some of these limitations are:

•                  EBITDA does not reflect cash expenditures, or future requirements for capital expenditures, or contractual commitments;

•                  EBITDA does not reflect changes in, or cash requirements for, working capital needs;

•                  EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on debt or cash income tax payments;

•                  Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements; and

•                  Other companies in this industry may calculate EBITDA differently than NRG does, limiting its usefulness as a comparative measure.

Because of these limitations, EBITDA should not be considered as a measure of discretionary cash available to use to invest in the growth of NRG’s business. NRG compensates for these limitations by relying primarily on our GAAP results and using EBITDA and Adjusted EBITDA only supplementally. See the statements of cash flow included in the financial statements that are a part of this news release.

Adjusted EBITDA is presented as a further supplemental measure of operating performance. Adjusted EBITDA represents EBITDA adjusted for mark-to-market gains or losses, asset write offs and impairments; and factors which we do not consider indicative of future operating performance. The reader is encouraged to evaluate each adjustment and the reasons NRG considers it appropriate for supplemental analysis. As an analytical tool, Adjusted EBITDA is subject to all of the limitations applicable to EBITDA. In addition, in evaluating Adjusted EBITDA, the reader should be aware that in the future NRG may incur expenses similar to the adjustments in this news release.

Adjusted cash flow from operating activities is a non-GAAP measure NRG provides to show cash from operations with the reclassification of net payments of derivative contracts acquired in business combinations from financing to operating cash flow, as well as the add back of merger and integration related costs. The Company provides the reader with this alternative view of operating cash flow because the cash settlement of these derivative contracts materially impact operating revenues and cost of sales, while GAAP requires NRG to treat them as if there was a financing activity associated with the contracts as of the acquisition dates. The Company adds back merger and integration related costs as they are one time and unique in nature and do not reflect ongoing cash from operations and they are fully disclosed to investors.

Free cash flow (before Growth investments) is adjusted cash flow from operations less maintenance and environmental capital expenditures, net of funding, and preferred stock dividends and is used by NRG predominantly as a forecasting tool to estimate cash available for debt reduction and other capital allocation alternatives. The reader is encouraged to evaluate each of these adjustments and the reasons NRG considers them appropriate for supplemental analysis. Because we have mandatory debt service requirements (and other non-discretionary expenditures) investors should not rely on free cash flow before Growth investments as a measure of cash available for discretionary expenditures.